Exhibit 99.2

Financial Revenue Model

Q4 03 Q1 04 Q2 04 Recurring Revenue 8.5 8.9 9.2 Core License Revenue 6.3 3.5 2.8 Software Licenses 14.8 12.4 12.0 Services Revenue 4.1* 4.4 6.4 License Revenue 2.6 2.2 2.8* Development Services 6.7 6.6 9.2 Reimburseable T&E 2.9 2.7 3.1 Services 27.2 24.9 24.5 Maintenance 32.0 31.0 29.8 Total Operating Revenue 83.6 77.6 78.6 Contract Revenue 14.2 6.0 32.0 Total GAAP Revenue 97.8 83.6 110.6

*Previously not disclosed

© 2003 i2 Technologies, Inc. CONFIDENTIAL

Financial Bookings Model

Q4 03 Q1 04 Q2 04 Total Bookings for Quarter 17.3* 9.2* 24.1

Previously not disclosed

Bookings are a measure we use internally to measure the business

Represent the contracted value of licensed lP (core license) and/or development services (includes license and services) closed in the quarter

Bookings convert to revenue as contractual obligations are met.

Bookings may vary quarter to quarter

© 2003 i2 Technologies, Inc. CONFIDENTIAL

Other Key Metrics

Q4 03 Q1 04 Q2 04 Lic & Dev Srv Txns >$1M recognized 2 0 2

Core License Txns 23 21 15

Dev Srv Txns 37 45 47

Active Projects at end of qtr 51 68 72

ASP Core License - ALL 275 167 189

ASP Core License - >100K 548 308 479

ASP Dev Srvc - ALL 182 147 196

ASP Lic & Dev Srvcs Rev - ALL 218 153 194

© 2003 i2 Technologies, Inc. CONFIDENTIAL